Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92326, 333-117148, 333-118728, 333-136845) and
on Form S-3 (Nos. 333-136046 and 333-136366) of Motient Corporation and subsidiaries of our reports, dated March 30, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.



/s/Freidman LLP
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East Hanover, New Jersey
March 30, 2007